INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC. ANNOUNCES
CONCLUSION OF RIGHTS OFFERING

INDIANAPOLIS, March 3, 2020 (GLOBE NEWSWIRE) -- Infrastructure and Energy Alternatives, Inc. (“IEA” or the “Company”) (NASDAQ: IEA), a leading infrastructure construction company with specialized energy and heavy civil expertise, today announced the conclusion of its previously announced rights offering (the “Rights Offering”), which expired on March 2, 2020.

Pursuant to the Rights Offering, the Company received subscriptions for an aggregate of 350 units, each unit consisting of one share of Series B-3 Preferred Stock and 34.375 warrants (subject to rounding at settlement) to purchase common stock at an exercise price of $0.0001, which results in proceeds to the Company of approximately $350,000.00, prior to deducting expenses and excluding any proceeds received upon exercise of any warrants.

The Company expects the settlement of the Rights Offering will occur on or about March 4, 2020. Upon settlement, the Subscription Agent will distribute, by way of direct registration in bookentry form or through the facilities of DTC, as applicable, shares of Series B-3 Preferred Stock and warrants to holders of rights who have validly exercised their rights and paid the subscription price in full.

Continental Stock Transfer & Trust Company acted as the Subscription Agent in connection with the rights offering, and Morrow Sodali LLC acted as the Information Agent.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About IEA

Infrastructure and Energy Alternatives, Inc. (IEA) is a leading infrastructure construction company with specialized energy and heavy civil expertise. Headquartered in Indianapolis, Indiana, with operations throughout the country. IEA’s service offering spans the entire construction process. The Company offers a full spectrum of delivery models including full engineering, procurement, and construction, turnkey, design-build, balance of plant, and subcontracting services. IEA is one of three Tier 1 wind energy contractors in the United States and has completed more than 200 wind and solar projects across North America. In the heavy civil space, IEA offers a number of specialty services including environmental remediation, industrial maintenance, specialty transportation infrastructure and other site development for public and private projects. For more information, please visit IEA’s website at www.iea.net or follow IEA on Facebook, LinkedIn and Twitter for the latest company news and events.

Forward Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The forward-looking statements can be identified by the use of forward-looking terminology including “may,” “should,” “likely,” “will,” “believe,” “expect,” “anticipate,” “estimate,” “forecast,” “seek,” “target,” “continue,” “plan,” “intend,” “project,” or other similar words. All statements, other than statements of historical fact included in this press release, regarding preliminary financial results, future financial performance, business strategies, expectations for our business, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans, objectives and beliefs of management are forward-looking statements. These forward-looking statements are based on information available as of the date of this release and our management’s current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurance that such expectations will prove correct. Forward-looking statements should not be relied upon as representing our views as of any subsequent date. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements.

Some factors that could cause actual results to differ include:

•	our ability to consummate the settlement of the rights offering;

•	availability of commercially reasonable and accessible sources of liquidity and bonding;

•	our ability to generate cash flow and liquidity to fund operations;

•	the timing and extent of fluctuations in geographic, weather and operational factors affecting our customers, projects and the industries in which we operate;

•
our ability to identify acquisition candidates, integrate acquired businesses and realize upon the expected benefits of the acquisition of Consolidated Construction Solutions I LLC (including its wholly owned subsidiaries Saiia LLC (“Saiia”) and the American Civil Constructors LLC (the “ACC Companies”) (collectively, “CCS”), and William Charles Construction Group, including Ragnar Benson (collectively, “William Charles”);

•	consumer demand;

•	our ability to grow and manage growth profitably;

•	the possibility that we may be adversely affected by economic, business, and/or competitive factors;

•	market conditions, technological developments, regulatory changes or other governmental policy uncertainty that affects us or our customers;

•
our ability to manage projects effectively and in accordance with management estimates, as well as the ability to accurately estimate the costs associated with our fixed price and other contracts, including any material changes in estimates for completion of projects;

•
the effect on demand for our services and changes in the amount of capital expenditures by customers due to, among other things, economic conditions, commodity price fluctuations, the availability and cost of financing, and customer consolidation;

•	the ability of customers to terminate or reduce the amount of work, or in some cases, the prices paid for services, on short or no notice;

•	customer disputes related to the performance of services;

•	disputes with, or failures of, subcontractors to deliver agreed-upon supplies or services in a timely fashion;

•	our ability to replace non-recurring projects with new projects;

•	the impact of U.S. federal, local, state, foreign or tax legislation and other regulations affecting the renewable energy industry and related projects and expenditures;

•	the effect of state and federal regulatory initiatives, including costs of compliance with existing and future safety and environmental requirements;

•	fluctuations in maintenance, materials, labor and other costs;

•	our beliefs regarding the state of the renewable wind energy market generally; and

•	the “Risk Factors” described in our Annual Report on Form 10-K for the year ended December 31, 2018, and in our quarterly reports, other public filings and press releases.

We do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contacts:

Peter J. Moerbeek	Kimberly Esterkin
Chief Financial Officer	ADDO Investor Relations
pete.moerbeek@iea.net	iea@addoir.com
765-828-2568	310-829-5400